EXHIBIT 1.1

Ohio Casualty Corporation

Debt Securities

Underwriting Agreement

June 24, 2004

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

Ladies and Gentlemen:

Ohio Casualty Corporation, an Ohio corporation (the “Company”), proposes to enter into a Pricing Agreements (the “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to the Underwriters as of the date hereof and as of the Time of Delivery (as hereinafter defined) to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-105092) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement

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at the time such part of the Initial Registration Statement became effective but excluding Form T-1, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in

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reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

(d) Neither the Company nor any of its subsidiaries that would qualify as a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Act (each, a “Significant Subsidiary”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus;

(e) The Company and each of its Significant Subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective business requires such qualification and where the failure to be so qualified would have a material adverse effect on the assets, operations, condition (financial or otherwise) of the Company and its Significant Subsidiaries taken as a whole (a “Material Adverse Effect”), and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged;

(f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(g) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the applicable Time of Delivery (as defined in Section 4 hereof), (i) the Indenture will have been validly authorized executed and delivered by the Company and will constitute the legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (ii) the Designated Securities will have been duly authorized, executed, authenticated, issued and delivered, and, upon payment therefor as provided in this Agreement and the Pricing Agreement, will constitute legally binding obligations of the Company in accordance with their terms entitled to the benefits of the Indenture and (iii) the Designated Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus;

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(h) The statements set forth in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(i) Neither the Company nor any of its Significant Subsidiaries is in violation of its corporate charter or code or in default under any agreement, indenture, mortgage, lease, note or instrument, which default would have a Material Adverse Effect; the issue and sale of the Securities, the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Designated Securities, the Indenture, this Agreement and any Pricing Agreement will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or code of the Company or any of its Significant Subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their respective properties or (ii) have a Material Adverse Effect; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, any Pricing Agreement or the Indenture, or the consummation of the transactions contemplated by this Agreement or any Pricing Agreement;

(j) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Significant Subsidiaries which might result in any Material Adverse Effect;

(k) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(l) Ernst & Young LLP, whose reports are incorporated by reference in the Prospectus, is an independent registered public accounting firm as required by the Act and the applicable rules and regulations thereunder;

(m) The audited financial statements filed as part of or incorporated by reference in the Registration Statement or Prospectus fairly present the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles;

(n) The statutory financial statements of each of the Company’s insurance subsidiaries, from which certain ratios and other statistical data contained in the

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Prospectus have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and, except as disclosed in the financial statements, such accounting practices have been applied on a consistent basis throughout the periods involved;

(o) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by such rules and regulations;

(p) The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess such Intellectual Property would not, individually or in the aggregate, be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect;

(q) Each of the Company’s subsidiaries is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to each such subsidiary, except where the failure to so comply would not have, individually or in the aggregate with other such failures, a Material Adverse Effect; and

(r) Except as disclosed in the Prospectus, all reinsurance treaties and arrangements to which any subsidiary is a party are in full force and effect and no subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform such treaty and, to the best knowledge of the Company and the subsidiaries, the Company and the subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement, except, in each of the above cases, (i) to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in, or incorporated by reference into, the Prospectus and (ii) where such failure to be in full force and effect would not result in a

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Material Adverse Effect and for such violations or defaults that would not result in a Material Adverse Effect.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be not unreasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or

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suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

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(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky Survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall

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have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III:

(d) Vorys, Sater, Seymour ands Pease LLP, Ohio counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV;

(e) Debra K. Crane, Esq., Senior Vice President and General Counsel for the Company, shall have furnished to the Representatives her written opinion dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect Set forth in Annex V:

(f) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire,

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explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

(h) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or the Company’s insurance subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the Company’s insurance subsidiaries’ financial strength or claims paying ability;

(i) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

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(k) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will

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reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative

13

benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus relating to the Designated Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such

14

Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any

15

officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

12. Each Underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Date of Delivery, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA with respect to the Issuer; and (iii) it has complied and it will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, attention: Susan J. Sutherland, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

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14. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18. If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

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Very truly yours,

Ohio Casualty Corporation

By:	/s/ Michael A. Winner
	Name:	Michael A. Winner
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Scott Littlejohn
(Citigroup Global Markets Inc.)

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	/s/ Dan Luckshire
(Merrill Lynch, Pierce, Fenner & Smith Incorporated)

18

ANNEX I

Pricing Agreement

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

June 24, 2004

Ladies and Gentlemen:

Ohio Casualty Corporation, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 24, 2004 (the “Underwriting Agreement”), between the Company on the one hand and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

2

Very truly yours,

Ohio Casualty Corporation

By:
	Name:	Michael A. Winner
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
(Citigroup Global Markets Inc.)

By:
(Goldman, Sachs & Co.)

By:
(Merrill Lynch, Pierce, Fenner & Smith Incorporated)

On behalf of each of the Underwriters

3

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Citigroup Global Markets Inc.	$40,000,000
Goldman, Sachs & Co.	70,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	70,001,000
Banc of America Securities LLC	6,666,000
ING Financial Markets LLC	6,666,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	6,666,000

Total:	$200,000,000

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SCHEDULE II

Title of Designated Securities:

7.30% Senior Notes due 2014

Aggregate principal amount:

$200,000,000

Price to Public:

99.67% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 29, 2004

Purchase Price by Underwriters:

99.02% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 29, 2004

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

10:00 a.m. (New York City time), June 29, 2004

Indenture:

Indenture dated as of May 9, 2003 between the Company and Citibank, N.A., as trustee, as supplemented by the First Supplemental Indenture, dated as of June 29, 2004

Maturity:

June 15, 2014

Interest Rate:

7.30%

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Interest Payment Dates:

Each June 15 and December 15, commencing December 15, 2004.

Redemption Provisions:

The Designated Securities will be redeemable at the option of the Company, in whole at any time or in part from time to time (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Designated Securities to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the Designated Securities, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points; plus, in each case, accrued and unpaid interest on the Designated Securities to such Redemption Date.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

In accordance with the terms of the Indenture

Closing location for delivery of Designated Securities:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.

125 W 55th St.

New York, New York 10019

Names and addresses of Representatives:

Designated Representatives:	Citigroup Global Markets Inc. Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Address for Notices, etc.:	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated World Financial Center 250 Vesey Street North Tower - 5th Floor New York, New York 10281

6

ANNEX II

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representative or representatives of the Underwriters (the “Representatives”) such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

ANNEX III

Forms of Opinion and Letter of Skadden, Arps, Slate, Meagher & Flom LLP

[Corporate]

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

Re:	Ohio Casualty Corporation Offering of [$200,000,000]
Aggregate Principal Amount of [ ]% Senior Notes Due [2014]

Ladies and gentlemen:

We have acted as special counsel to Ohio Casualty Corporation, an Ohio corporation (the “Company”), in connection with the Pricing Agreement, dated June [        ], 2004 (the “Pricing Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of $[200,000,000] aggregate principal amount of the Company’s [        ]% Senior Notes due [2014] (the “Securities”) to be issued under the Indenture (the “Base Indenture”), dated as of May 8, 2003, as supplemented by the First Supplemental Indenture thereto, dated as of [June _], 2004 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (the “Trustee”).

This opinion is being furnished pursuant to Section 7(c) of the Underwriting Agreement, dated June [28], 2004, between you, as representatives of the Underwriters and the Company (the “Underwriting Agreement”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-105029) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and the order declaring such registration statement effective on May 16, 2003 (such registration statement, as so amended and declared effective on May 16, 2003 being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated May 8, 2003 (the “Base Prospectus”), relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated June     , 2004 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities;

(d) the documents filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(e) an executed copy of the Underwriting Agreement;

(f) an executed copy of the Pricing Agreement;

(g) a form of the Securities;

(h) an executed copy of the Indenture;

(i) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1, of the Trustee (the “Form T-1”);

(j) the certificate of Dan R. Carmichael, President and Chief Executive Officer and Michael A. Winner, Executive Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”);

(k) the certificate of Debra K. Crane, Secretary of the Company, dated the date hereof; and

(l) copies of each of the Applicable Contracts (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent expressly set forth in paragraphs 1 and 2 below, the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 2 and 5 below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of Ohio and that the Company has complied with all aspects of the laws of Ohio in connection with the transactions contemplated by the Underwriting Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Company’s Certificate described below.

The Underwriting Agreement, the Pricing Agreement, the Securities and the Indenture are referred to herein collectively as the “Transaction Documents.” As used herein, (i) “Applicable Contracts” means those agreements and instruments identified in Schedule I hereto; (ii) “Applicable Laws” means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the other Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or government body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement and the other Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified on Schedule II hereto.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) in rendering the opinion set forth in paragraph 5 below, we have assumed that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers and that the Securities, in the form delivered to you today, conform to the specimens thereof examined by us;

(b) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to each of the Transaction Documents (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(c) we have assumed that the execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) the Company’s organizational documents or any agreement or other instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Applicable Contracts), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to the transactions of the type contemplated by each of the Transaction Documents, but without our having made any special investigation as to the applicability of any specific law, rule or regulation), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to Applicable Orders) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iv) to the extent set forth in our opinion in paragraph 4 below);

(d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby; and

(f) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(g) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(h) We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the other Transaction Documents and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Underwriting Agreement and Pricing Agreement have been duly executed and delivered by the Company to the extent that execution and delivery are governed by New York law.

2. The Indenture has been duly executed and delivered, to the extent such execution and delivery are governed by New York law, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Indenture has been qualified under the Trust Indenture Act.

3. The execution and delivery by the Company of each Transaction Document and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.

5. When issued and delivered by the Company against payment therefore in accordance with the terms of the Pricing Agreement, the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. The Securities and the Indenture conform to the descriptions thereof in the Prospectus.

6. The statements set forth in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to summarize certain provisions of the Indenture and the Securities, and under the captions “Plan of Distribution” and “Underwriting” insofar as they purport to summarize certain provisions of the Underwriting Agreement and the Pricing Agreement, fairly summarize such provisions in all material respects.

7. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940.

This letter is furnished only to you as representatives of the Underwriters and is solely for your and the other Underwriters’ benefit in connection with the offering of the Securities and the closing occurring today, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

[Tax]

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

Re:	Ohio Casualty Corporation Offering of [$200,000,000]
Aggregate Principal Amount of [ ]% Senior Notes Due [2014]

Ladies and Gentlemen:

We have acted as special counsel to Ohio Casualty Corporation, an Ohio corporation (the “Company”), in connection with the Pricing Agreement, dated June [        ], 2004 (the “Pricing Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of $[200,000,000] aggregate principal amount of the Company’s [        ]% Senior Notes due [2014] (the “Securities”) to be issued under the Indenture (the “Base Indenture”), dated as of May 8, 2003, as supplemented by the First Supplemental Indenture thereto, dated as of [June _], 2004 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (the “Trustee”).

This opinion is being furnished pursuant to Section 7(c) of the Underwriting Agreement, dated June [28], 2004, between you, as representatives of the Underwriters and the Company (the “Underwriting Agreement”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-105029) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and the order declaring such registration statement effective on May 16, 2003 (such registration statement, as so amended and declared effective on May 16, 2003 being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated May 8, 2003 (the “Base Prospectus”), relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated June __, 2004 (the “Prospectus Supplement”), relating to the offering of the Securities;

(d) the documents filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(e) an executed copy of the Underwriting Agreement;

F. an executed copy of the Pricing Agreement;

G. a form of the Securities; and

H. an executed copy of the Indenture.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing and in reliance thereon, we hereby confirm that, although the discussion set forth in the Offering Memorandum under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON UNITED STATES HOLDERS” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Notes, subject to the qualifications and assumptions referred to therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Notes under current United States federal income tax law.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or the consequences of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local, or foreign, of the issuance of the Notes or of any transaction related to or contemplated by such issuance. This letter is furnished solely to you and it is not to be relied upon by any other person without our express written permission

[Negative Assurance Letter]

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower—5th Floor

New York, New York 10281

Re:	Ohio Casualty Corporation Offering of [$200,000,000]
Aggregate Principal Amount of [ ]% Senior Notes Due [2014]

Ladies and Gentlemen:

We have acted as special counsel to Ohio Casualty Corporation, an Ohio corporation (the “Company”), in connection with the Pricing Agreement, dated June [        ], 2004 (the “Pricing Agreement”), between you, as representative of the several Underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of $[200,000,000] aggregate principal amount of the Company’s         % Senior Notes due [2014] (the “Securities”) to be issued under the Indenture (the “Base Indenture”), dated as of May 8, 2003, as supplemented by the First Supplemental Indenture thereto, dated as of [June _], 2004 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (the “Trustee”).

This letter is being furnished pursuant to Section 7(c) of the Underwriting Agreement, dated June [28], 2004, between you, as representatives of the Underwriters and the Company (the “Underwriting Agreement”).

In the above capacity, we have reviewed (i) the registration statement on Form S-3 (File No. 333-105029) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and the order declaring such registration statement effective on May 16, 2003

(such registration statement, as so amended and declared effective on May 16, 2003, being hereinafter referred to as the “Registration Statement,”), (ii) the prospectus, dated May 8, 2003 (the “Base Prospectus”), relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement, and (iii) the prospectus supplement, dated June [        ], 2004 (the “Prospectus Supplement”), relating to the offering of the Securities. We also have reviewed the documents filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate. The Registration Statement was declared effective under the Securities Act at 2:30 p.m., on May 16, 2003, and, pursuant to Section 309 of the Trust Indenture Act, the Indenture has been qualified under the Trust Indenture Act. We have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company and Ohio counsel to the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 6 of our opinion to you and to the limited extent referred to in our tax opinion delivered in a separate letter to you, in each case dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, as of the date of the filing of the Company’s 2003 Annual Report on Form 10-K, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations under the Securities Act (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, as of the date of the filing of the Company’s 2003 Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Form T-1).

This letter is furnished only to you as representatives of the Underwriters and is solely for your and the other Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

ANNEX IV

Form of Opinion of Vorys, Sater, Seymour ands Pease LLP

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

We have acted as Ohio counsel to Ohio Casualty Corporation (the “Company”), a corporation organized under the laws of the State of Ohio, in connection with the sale, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, of up to $200,000,000.00 aggregate principal amount of     % Senior Notes due 2014 of the Company (the “Designated Securities”) pursuant to an Underwriting Agreement dated June     , 2004, between you and the Company (the “Underwriting Agreement”) and a Pricing Agreement dated June     , 2004, between you and the Company (the “Pricing Agreement”). This opinion is delivered to you pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used herein without definition have the same meanings that are given to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) an executed copy of the Underwriting Agreement, (ii) an executed copy of the Pricing Agreement; (iii) an executed copy of the Indenture dated as of May 8, 2003 between the Company and Citibank, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of June     , 2004 (together, the “Indenture”); (iv) the articles of incorporation of the Company, as amended to date (the “Articles of Incorporation”); (v) the code of regulations of the Company, as currently in effect (the “Regulations”); (vi) resolutions approved by the Board of Directors of the Company relating to the Underwriting Agreement, the Pricing Agreement and the Indenture; and (vii) resolutions approved by the Finance Committee of the Board of Directors of the Company relating to the Underwriting Agreement, the Pricing Agreement and the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examinations and in rendering the opinions set forth below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

(1) The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

(2) The Designated Securities have been duly authorized, executed and delivered by the Company.

(3) The Indenture has been duly authorized, executed and delivered by the Company.

We are members of the Bar of the State of Ohio, and do not purport to have expertise in, and we do not express any opinion as to, the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

The opinions expressed herein are solely for your benefit and, except as indicated in the immediately preceding paragraph, may not be relied upon in any manner or for any purpose by any other person. This opinion is expressed as of the date hereof, and we have no obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

ANNEX V

Form of Opinion of Debra K. Crane

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

World Financial Center

250 Vesey Street

North Tower - 5th Floor

New York, New York 10281

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Ohio Casualty Corporation (the “Company”), and have acted as counsel to the Company in connection with the Pricing Agreement, dated June [        ], 2004 (the “Pricing Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”) and the Company, relating to the sale by the Company to the Underwriters of $[200,000,000] aggregate principal amount of the Company’s Senior Notes (the “Securities”) to be issued under the Indenture (the “Base Indenture”), dated as of May 8, 2003, as supplemented by the First Supplemental Indenture thereto, dated as of June     , 2004 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (the “Trustee”). Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement. For purposes of this opinion, the term “Principal Subsidiaries” refers to the following subsidiaries of the Company: The Ohio Casualty Insurance Company, West American Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company and Ohio Casualty of New Jersey, Inc.

This letter is being furnished pursuant to Section 7(e) of the Underwriting Agreement, dated June [28], 2004, between you, as representatives of the Underwriters and the Company (the “Underwriting Agreement”). The Pricing Agreement incorporates in its entirety all provisions of the Underwriting Agreement.

In that connection, I, or attorneys under my supervision, have reviewed and examined: (i) the registration statement on Form S-3 (File No. 333-105092) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and the order declaring such registration statement effective on May 16, 2003 (such registration statement, as so amended and declared effective on May 16, 2003 being hereinafter referred to as the “Registration Statement”); (ii) the prospectus, dated May 8, 2003 (the “Base Prospectus”), relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement; (iii) the prospectus supplement, dated June     , 2004 (the “Prospectus Supplement”), relating to the offering of the Securities; (iv) the Underwriting Agreement and Pricing Agreement; (v) the Certificate of Incorporation of the Company, as amended through the date hereof; (vi) the Regulations of the Company, as amended through the date hereof; (vii) the Indenture; (viii) the resolutions of the Board of Directors and the Finance Committee of the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Indenture and the issuance of the Securities; (ix) a copy of the global note representing the Securities and (x) such other corporate records, certificates and other documents as I have considered necessary for the purposes of rendering this opinion.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth in paragraph (i) below regarding the good standing of the Company and its Principal Subsidiaries, I am relying upon certificates of good standing issued by the Ohio Secretary of State with respect to The Ohio Casualty Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company and Ohio Casualty of New Jersey, Inc. and a certificate of good standing issued by the Indiana Secretary of State with respect to West American Insurance Company.

In rendering the opinion set forth in paragraph (ii) below regarding the licensing or authorization as an insurance company of the Principal Subsidiaries in their respective jurisdictions of incorporation, I am relying solely upon certificates issued by the Ohio Department of Insurance with respect to The Ohio Casualty Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company and Ohio Casualty of New Jersey, Inc. and a certificate issued by the Indiana Department of Insurance with respect to West American Insurance Company. In rendering the opinion set forth in paragraph (ii) below regarding the licensing or authorization of the Principal Subsidiaries as insurance companies in non-domiciliary jurisdictions, I have relied solely upon certificates issued by such jurisdictions to confirm that the Principal Subsidiaries are duly licensed or authorized in such jurisdictions (but not to identify the jurisdictions in which such licensing or authorization is required).

As to my opinion in paragraph (i) below as it relates to the due incorporation and corporate power and authority of West American Insurance Company, which is an Indiana corporation, I have relied, with your consent, solely upon the opinion of Bingham McHale LLP (“Indiana Counsel”), dated June [        ], 2004 (the “Indiana Opinion”), a copy of which is attached hereto as Exhibit A and made a part hereof.

I am admitted to the bar in the State of Ohio and I express no opinion as to any laws other than the laws of the State of Ohio and the federal securities laws of the United States of America and with respect to paragraph (i) only, and in reliance solely on the Indiana Opinion, the laws of the State of Indiana (“Applicable Laws”). Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions below are subject to the following additional qualifications:

I have neither examined, nor do I opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

I express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) state or foreign securities laws; (b) political subdivisions of any state; or (c) any taxes or tax effects.

Based on and subject to the foregoing and the other limitations, qualifications and exceptions set forth herein, I am of the opinion that:

(i) Each of the Company and its Principal Subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) The Company is a holding company and is not required to be licensed as an insurance company in any jurisdiction. Each of the Principal Subsidiaries is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and, each of the Principal Subsidiaries is duly licensed or authorized as an insurance company in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have a Material Adverse Effect;

(iii) All of the outstanding shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except for 1% of the outstanding shares of Ohio Casualty of New Jersey, Inc., the outstanding shares of capital stock of the Principal Subsidiaries are owned by the Company either directly or through wholly-owned Principal Subsidiaries free and clear of any perfected security interest and, to my knowledge, after due inquiry any other security interest, claim, lien or encumbrance;

(iv) Each of the documents incorporated by reference in the Prospectus at the time they were filed or last amended (other than financial statements and the notes thereto, the financial schedules and any other financial data or projections included or incorporated by reference therein, as to all of which I express no opinion), complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, as applicable;

(v) To my knowledge, all reinsurance treaties and other material reinsurance agreements with third parties to which any Principal Subsidiary is a party are in full force and effect and no Principal Subsidiary is in violation or default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for such violations or defaults that would not result in a Material Adverse Effect;

(vi) To my knowledge, except as otherwise disclosed in the Prospectus, (a) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies that are material to the Company and its Principal Subsidiaries taken as a whole and are necessary to conduct the business now operated by them; (b) the Company and its Principal Subsidiaries are in compliance with the terms and conditions of all relevant Insurance Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; and (c) all of the Insurance Licenses are valid and in full force and effect, except where the invalidity of such Insurance License or the failure of such Insurance License to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its Principal Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Insurance License which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

(vii) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Principal Subsidiaries is a party or of which any property of the Company or any of its Principal Subsidiaries is the subject which, if determined adversely to the Company or any of its Principal Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Principal Subsidiaries; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Underwriting Agreement and the Pricing Agreement with respect to the Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or defaults, or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Regulations of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or such Pricing Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and

(x) Neither the Company nor any of its subsidiaries is in violation of its Regulations or Certificate of Incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound

In addition, while I have not checked the accuracy or completeness of or otherwise verified, and am not passing upon, and assume no responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or Prospectus, in the course of my participation in the preparation, review and discussion of the contents of the Registration Statement and Prospectus or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”), as to each of which I express no opinion) with certain officers and employees of the Company, but without independent check or verification, no facts have come to my attention that have caused me to believe that the Registration Statement or any further amendment thereto made by the Company prior to the

Time of Delivery (other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Form T-1, as to each of which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Form T-1, as to each of which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Form T-1, as to each of which I express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished to you as Representatives of the Underwriters and is solely for your and the other Underwriters benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without my prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).